SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                 August 4, 1995
                Date of Report (Date of earliest event reported)




                         Mercantile Bancorporation Inc.
             (Exact name of Registrant as specified in its charter)






              Missouri               0-6045               43-0951744
           (State or other         (Commission           (IRS Employer
           jurisdiction of         File Number)       Identification No.)
           incorporation)


              P.O. Box 524, St. Louis, Missouri           63166-0524
          (Address of principal executive offices)        (Zip Code)



                                  (314) 425-2525
               (Registrant's telephone number, including area code)







         Item 5.   Other Events

                   On August 4, 1995, Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), and Hawkeye Bancorporation, an Iowa corporation ("Hawkeye"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Hawkeye will be merged with and into a wholly owned subsidiary of MBI incorporated or to be incorporated under the laws of Iowa (the "Merger").

                   Pursuant to the Reorganization Agreement, Hawkeye common shareholders will receive 0.585 shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"), for each share of Hawkeye common stock, without par value
         ("Hawkeye Common Stock"). Based on the number of shares of Hawkeye Common Stock outstanding as of June 30, 1995, an aggregate of approximately 7,874,903 shares of MBI Common Stock will be issued to the common shareholders of Hawkeye in the Merger.

                   Consummation of the Merger is subject to certain conditions, including: (i) approval of the Reorganization Agreement by the holders of a majority of the outstanding shares of Hawkeye Common Stock; (ii) approval of the Federal Reserve Board and various other federal and state regulatory authorities to the extent required; (iii) registration of the shares of MBI Common Stock to be issued in the Merger under the Securities Act of 1933, as amended, and all applicable state securities laws; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; and (v) satisfaction of certain other conditions. Certain directors and officers of Hawkeye have agreed with MBI to vote all of the shares of Hawkeye Common Stock over which such directors or officers have voting power to approve the Merger and not to sell any of such shares other than pursuant to the Merger without MBI's consent.

                   Pursuant to a Stock Option Agreement, dated August
         4, 1995, between MBI and Hawkeye (the "Stock Option Agreement"), Hawkeye granted MBI an irrevocable option (the "Option") to purchase, under certain circumstances and subject to certain adjustments, up to 2,678,000 authorized and unissued shares of Hawkeye Common Stock, at a price of $22.00 per share payable in cash. The shares of Hawkeye
         Common Stock subject to the Option would equal 19.9% of the outstanding Hawkeye Common Stock before giving effect to the exercise of the Option. Under certain circumstances, Hawkeye may be required or permitted to repurchase the Option granted by it or the shares of Hawkeye Common Stock acquired pursuant to the exercise of the Option. The Option was granted by







         Hawkeye as a condition of and in consideration for MBI entering into the Reorganization Agreement.

                   For additional information regarding the Merger and related matters, reference is made to the press release dated August 4, 1995, a copy of which is filed herewith as an exhibit hereto and is incorporated herein by reference.

         Item 7. Financial Statements, Pro Forma Financial Informa-tion and Exhibits

         The following exhibits are filed with this report:

         99.1 Press Release dated August 4, 1995.








                                   SIGNATURE


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       MERCANTILE BANCORPORATION INC.


         Dated:    August 17, 1995     By /s/ Jon W. Bilstrom
                                           Jon W. Bilstrom
                                           General Counsel and
                                            Secretary







                                  EXHIBIT LIST


         99.1 Press Release dated August 4, 1995.